UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 30, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 30, 2007, First BanCorp (or the “Corporation”) amended the Investment Agreement with The Bank of Nova Scotia (“BNS”) entered into on February 15, 2007 to extend the Termination Date from July 31, 2007 to August 31, 2007.
As previously disclosed in a Current Report on Form 8-K filed on February 22, 2007, on February 15, 2007, the Corporation entered into an Investment Agreement with BNS relating to a purchase by BNS of the number of shares of the Corporation’s Common Stock that, after the purchase, will constitute 10% of the Corporation’s outstanding Common Stock, for a purchase price of $10.25 per share. Section 8.01(d) of the Investment Agreement prior to its amendment provided that the agreement may be terminated at any time prior to the closing by either the Corporation or BNS if the closing shall not have occurred by July 31, 2007 (the “Termination Date”). This amended Investment Agreement changes the referenced July 31, 2007 date to August 31, 2007 with the effect of changing the Termination Date to August 31, 2007.
Item 2.02 Results of Operations and Financial Condition.
On August 2, 2007, the corporation issued a press release announcing, among other things, certain financial information relating to its second quarter of 2007. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.01	Amendment to Investment Agreement dated July 30, 2007, between The Bank of Nova Scotia and First BanCorp.

99.1	Press Release dated August 2, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2007	FIRST BANCORP
	By:	/s/ Fernando Scherrer
	Name:	Fernando Scherrer
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.01	Amendment to Investment Agreement dated July 30, 2007, between The Bank of Nova Scotia and First BanCorp.

99.1	Press Release dated August 2, 2007